UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2008 Global Gold Corporation (Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
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(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2008, Global Gold Corporation (the "Company" and “Global Gold”) through its wholly owned subsidiary Global Gold Uranium, LLC ("GGU") entered into an agreement (the "Royalty Agreement") with Commander Resources Ltd. (“Commander”) and Bayswater Uranium Corporation (“Bayswater”) ” pertaining to the Cochrane Pond Property (the “Property”) located in southern Newfoundland that is owned 50% by Commander and 50% by Bayswater through a joint venture (the “CPJV”). The Company originally entered into an agreement acquiring an option (the “Option Agreement”) on the Property with Commander and Bayswater on April 12, 2007 (see exhibit 10.3 on Form 8-K filed on April 16, 2007). The Royalty Agreement grants Global Gold a royalty in the Property and terminates Global Gold’s pre-existing rights and obligations associated with Property.

The key terms of the Royalty Agreement are that the CPJV shall provide a royalty to Global Gold for uranium produced from the Property in the form of a 1% gross production royalty from the sale of uranium concentrates (yellowcake) capped at CDN $1 million after which the royalty shall be reduced to a 0.5% royalty.

The royalty shall remain attached to the Property and in the name of Global Gold or GGU as required under the local laws and exchange regulations. The royalty shall survive the sale and transfer of the property to a third party.

In consideration for the royalty, Global Gold shall pay a total of US $50,000 cash, US $25,000 cash each to Commander and Bayswater within 30 days of the date of this letter, all as described in exhibit 10.3 below.

Item 8.01 Other Events

On October 17, 2008, the Company issued a press release announcing that the Company that its exploration, test mining, and processing work has uncovered a significant gold and silver discovery in the Central Area of its Toukhmanuk property in the north central mineral belt of Armenia.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits Exhibit No. Description

10.3 Material Contract – Royalty Agreement on Cochrane Pond Property, Newfoundland dated as of October 17, 2008.

99.1 Press release on October 17, 2008, by Global Gold Corp. Announcing a Significant Discovery in Armenia at Toukhmanuk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2008		Global Gold Corporation

	By:	/s/Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman and Chief
Executive Officer